Exhibit 23
Consent of Independent Registered Public Accounting Firm

TimkenSteel Corporation Savings and Investment Pension Plan
Canton, Ohio
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (333-197077) of TimkenSteel Corporation of our report dated June 24, 2016, relating to the financial statements and supplemental schedules of TimkenSteel Corporation Savings and Investment Pension Plan, which appear in this Form 11-K for the year ended December 31, 2015.

/s/ BDO USA, LLP
Cleveland, Ohio
June 24, 2016